VOTING TRUST AND EXCHANGE RIGHTS AGREEMENT

THIS AGREEMENT made as of the day of _____, 2001

AMONG:

PASW, INC., a corporation existing under the laws of the State of California, (hereinafter referred to as "PASW"),

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[#2] Alberta Ltd., a corporation existing under the laws of the Province of Alberta, (hereinafter referred to as the "Corporation"),

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those Shareholders of Corporation listed on the signature pages hereto (the "Shareholders"),

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MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in each of the Provinces of Canada (hereinafter referred to as the "Trustee"),

WHEREAS, pursuant to a combination agreement dated as of February __, 2001, by and between PASW, Simmons Energy Services Inc. ("SES"), the Corporation and Glenn P. Russell (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), PASW, SES, the Shareholders and Corporation would execute and deliver a Voting Trust and Exchange Rights Agreement containing the terms and conditions set forth herein;

AND WHEREAS, pursuant to the Combination Agreement SES was amalgamated with the Corporation and each holder of SES Common Shares received, in exchange for each SES Common Share, one issued and outstanding Exchangeable Non-Voting Share of the Corporation (the "Exchangeable Shares");

AND WHEREAS, the Articles of Amalgamation of the Corporation sets forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

AND WHEREAS, PASW is to provide voting rights in PASW to each holder (other than PASW and its Permitted Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of common stock, $0.001 par value per share, of PASW (the "PASW Common Stock");

AND WHEREAS, PASW is to grant to and in favour of the holders (other than PASW and its Subsidiaries) from time to time of Exchangeable Shares the right to require PASW to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

AND WHEREAS, the parties desire to make appropriate provisions and to establish a procedure whereby voting rights in PASW shall be exercisable by holders (other than PASW and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Series B Special Voting Preferred Stock to which voting rights attach for the benefit of such holders and whereby the rights to require PASW to purchase Exchangeable Shares from the holders thereof (other than PASW and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares;

AND WHEREAS, these recitals and any statements of fact in this Agreement are made by PASW, the Shareholders and Corporation and not by the Trustee;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

In this Agreement, the following terms shall have the following meanings:

"Agreement" means this Voting Trust and Exchange Rights Agreement.

"Automatic Exchange Rights" means the benefit of the obligation of PASW to effect the automatic exchange of shares of PASW Common Stock for Exchangeable Shares pursuant to section 4.10 hereof.

"Board of Directors" means the Board of Directors of the Corporation.

"Business Day" means a day other than a Saturday, Sunday or a statutory holiday in the City of Calgary, Alberta.

"Canadian Dollar Equivalent" has the meaning given to that term in the Exchangeable Share Provisions.

"Current Market Price" has the meaning given to that term in the Exchangeable Share Provisions.

"Exchange Ratio" has the meaning given to that term in the Exchangeable Share Provisions.

"Exchange Right" has the meaning given to that term in Section 4.1 hereof.

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

"Exchangeable Shares" has the meaning given to that term in the recitals hereto.

"Holder Votes" has the meaning given to that term in Section 3.2 hereof

"Holders" means, initially, the Shareholders and thereafter the registered holders from time to time of Exchangeable Shares, other than PASW and its Subsidiaries.

"Liquidation Call Right" has the meaning given to that term in section 5.2 of the Exchangeable Share Provisions.

"Liquidation Event" has the meaning given to that term in subsection 4.10(a) hereof.

"Liquidation Event Effective Date" has the meaning given to that term in subsection 4.10(b) hereof.

"List" has the meaning given to that term in section 3.6 hereof.

"Officer’s Certificate" means, with respect to PASW or Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of PASW or Corporation, as the case may be.

"PASW Common Stock" has the meaning given to that term in the recitals hereto.

"PASW Consent" has the meaning given to that term in section 3.2 hereof.

"PASW Meeting" has the meaning given to that term in section 3.2 hereof.

"Permitted Subsidiary" means any Subsidiary of PASW except for the Corporation;

"Redemption Call Right" has the meaning given to that term in Section 7.4 of the Exchangeable Share Provisions.

"Retracted Shares" has the meaning given to that term in section 4.7 hereof.

"Retraction Call Right" has the meaning given to that term in section 6.1 of the Exchangeable Share Provisions.

"Subsidiary" has the meaning attributed thereto for the purposes of the ABCA and includes all indirect subsidiaries.

"Support Agreement" means that certain support agreement made as of date hereof between Corporation and PASW.

"Trust" means the trust created by this Agreement.

"Trust Estate" means the Voting Share, any other securities, and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

"Trustee" means Montreal Trust Company of Canada and, subject to the provisions of Article 9 hereof, includes any successor trustee or permitted assigns.

"Voting Rights" mean the voting rights attached to the Voting Share.

"Voting Share" means the one share of Series B Special Voting Preferred Stock, issued by PASW and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of PASW Common Stock equal to the number of shares of PASW Common Stock issuable upon exchange of then outstanding Exchangeable Shares other than Exchangeable Shares held by PASW and its Subsidiaries.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER, GENDER, ETC.

Words importing the singular number only shall include the plural and vice versa, Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
VOTING SHARE

2.1 ISSUE AND OWNERSHIP OF THE VOTING SHARE.

PASW hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. PASW hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the transfer of the Voting Share to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

(a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement, and

(b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

2.2 LEGENDED SHARE CERTIFICATES

Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

2.3 SAFE KEEPING OF CERTIFICATE

The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

ARTICLE 3
EXERCISE OF VOTING RIGHTS

3.1 VOTING RIGHTS

The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of PASW at a PASW Meeting or in connection with a PASW Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 3 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which PASW Consent is sought or PASW Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder’s Voting Rights.

3.2 NUMBER OF VOTES

With respect to all meetings of stockholders of PASW at which holders of shares of PASW Common Stock are entitled to vote (a "PASW Meeting") and with respect to all written consents sought by PASW from its stockholders including the holders of shares of PASW Common Stock (a "PASW Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Holder on the record date established by PASW or by applicable law for such PASW Meeting or PASW Consent, as the case may be (the "Holder Votes"), in respect of each matter, question or proposition to be voted on at such PASW Meeting or to be consented to in connection with such PASW Consent.

3.3 MAILINGS TO SHAREHOLDERS

With respect to each PASW Meeting and PASW Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as PASW utilizes in communications to holders of PASW Common Stock, subject to the Trustee’s ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by PASW to its stockholders:

(a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of PASW;

(b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such PASW Meeting or PASW Consent, as the case may be;

(c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

(ii) a proxy to a designated agent or other representative of the management of PASW to exercise such Holder Votes;

(d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

(e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

(f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a PASW Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to above are to be provided by PASW to the Trustee, but shall be subject to review and comment by the Trustee.

For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such PASW Meeting or PASW Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by PASW or by applicable law for purposes of determining stockholders entitled to vote at such PASW Meeting or to give written consent in connection with such PASW Consent. PASW will notify the Trustee in writing of any decision of the Board of Directors of PASW with respect to the calling of any such PASW Meeting or the seeking of any such PASW Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligation contemplated by this section 3.3.

3.4 COPIES OF STOCKHOLDER INFORMATION

PASW will deliver to the Trustee at the same time as such materials are first sent to holders of PASW Common Stock, copies of all proxy materials, (including notices of PASW Meetings but excluding proxies to vote shares of PASW Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of PASW Common Stock in sufficient quantities so as to enable the Trustee to send those materials to each Holder. The Trustee will promptly mail or otherwise send to each Holder, at the expense of PASW, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by PASW) received by the Trustee from PASW.

3.5 OTHER MATERIALS

Promptly after receipt by PASW or any stockholder of PASW of any material sent or given generally to the holders of PASW Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), PASW shall use its reasonable commercial efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of PASW, copies of all such materials received by the Trustee from PASW.

3.6 LIST OF PERSONS ENTITLED TO VOTE

Corporation shall forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request. Each such List shall be delivered to the Trustee promptly after receipt by Corporation of such request and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement.

3.7 ENTITLEMENT TO DIRECT VOTES

Any Holder named in a List prepared in connection with any PASW Meeting or any PASW Consent will be entitled (a) to instruct the Trustee in the manner described in section 3.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled except, in each case, to the extent that such Holder has transferred the ownership of any Exchangeable Shares in respect of which such Holder is entitled to Holder Votes after the close of business on the record date for such meeting or seeking of consent.

3.8 VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE

REPRESENTATIVE, AT MEETING

In connection with each PASW Meeting and PASW Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 3.7 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to section 3.3 hereof.

3.9 TERMINATION OF VOTING RIGHTS

All of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to PASW and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to Corporation of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of PASW Common Stock, as specified in Article 4 hereof (unless in either case PASW shall not have delivered the requisite shares of PASW Common Stock issuable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 5 or Article 6 of the Exchangeable Share Provisions or upon the effective date of the liquidation, dissolution or winding-up of Corporation pursuant to Article 4 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by PASW pursuant to the exercise by PASW of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right or the exercise by the Holder of the exchange right under the Exchangeable Share Provisions.

ARTICLE 4
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

4.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT

PASW hereby grants to the Holders (a) the right (the "Exchange Right") to require PASW, either directly or indirectly through one of its Permitted Subsidiaries, to purchase from each or any Holder at any time and from time to time all or any part of the Exchangeable Shares held by such Holders (provided that if less than all of a Holder's Exchangeable Shares are to be exchanged, such Holder shall exchange not fewer than that number of Exchangeable Shares which would result in such Holder being entitled to receive 5,000 PASW Common Shares, based on an Exchange Ratio of one and subject to adjustments as provided in the Exchangeable Share Provisions) and (b) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. PASW hereby acknowledges receipt from the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by PASW to the Holders.

4.2 LEGENDED SHARE CERTIFICATES

Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

(a) their right to exercise the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

(b) the Automatic Exchange Rights.

4.3 GENERAL EXERCISE OF EXCHANGE RIGHT

The Exchange Right shall be and remain vested in and exercised by each Holder in respect of the Exchangeable Shares held by such Holder.

4.4 EXCHANGE CONSIDERATION

The exchange consideration (the "Exchange Consideration") to be delivered by PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) for each Exchangeable Share to be exchanged by PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of PASW Common Stock on the last Business Day prior to the day of transfer of such Exchangeable Shares under the Exchange Right multiplied by the Exchange Ratio at that time plus (b) an additional amount equivalent to the full value of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such exchange, the Exchange Consideration shall not include such additional amount equivalent to the declared and unpaid dividends). In connection with each exercise of the Exchange Right, PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) will provide to the Trustee an Officer’s Certificate setting forth the calculation of the Exchange Consideration for each Exchangeable Share. The Exchange Consideration for each such Exchangeable Share so exchanged may be satisfied only by PASW issuing and delivering or causing to be delivered (either directly or indirectly through one or more of its Permitted Subsidiaries) to the relevant Holder, the number of shares of PASW Common Stock equal to the Exchange Ratio at that time and a cheque for the balance, if any, of the Exchange Consideration without interest thereon, less any tax required to be deducted or withheld from the total Exchange Consideration by PASW.

4.5 EXERCISE INSTRUCTIONS

Subject to the terms and conditions herein set forth, a Holder shall be entitled to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of Corporation. To exercise the Exchange Right, the Holder shall deliver to Corporation, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada Corporation may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) to exchange, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act (Nova Scotia) and the Memorandum and Articles of Association of Corporation and such additional documents and instruments as Corporation may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby exercises the Exchange Right so as to require PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) to exchange the number of Exchangeable Shares specified therein, (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by PASW free and clear of all liens, claims and encumbrances and that such Holder is not a non-resident of Canada for the purposes of the Income Tax Act (Canada), (iii) the names in which the certificates representing PASW Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the person to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to Corporation and PASW of payment) of the taxes (if any) payable as contemplated by section 4.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to PASW are to be exchanged by PASW under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Corporation.

4.6 DELIVERY OF EXCHANGE CONSIDERATION; EFFECT OF EXERCISE

Promptly after receipt by Corporation of the certificate representing the Exchangeable Shares which the Holder desires PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof)), duly endorsed for transfer to PASW, Corporation shall notify PASW of its receipt of the same, which notice to PASW shall constitute exercise of the Exchange Right by the holder of such Exchangeable Shares, and PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) shall immediately thereafter deliver or cause to be delivered to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by the Holder), the certificates for the number of shares of PASW Common Stock issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued, fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and cheques for the balance, if any, of the total Exchange Consideration therefor without interest less any tax required to be deducted or withheld from the total Exchange Consideration by PASW, provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to Corporation of the payment of) the taxes (if any) payable as contemplated by section 4.8 of this Agreement. Immediately upon the giving of notice by Corporation to PASW of the exercise of the Exchange Right, as provided in this section 4.6, the exchange shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to PASW all of its right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Exchange Consideration therefor, unless the requisite number of shares of PASW Common Stock (together with a cheque for the balance, if any, of the total Exchange Consideration therefor without interest less any tax required to be deducted or withheld from the total Exchange Consideration by PASW) is not allotted, issued and delivered by PASW to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the exercise of the Exchange Right, in which case the rights of the Holder shall remain unaffected until such shares of PASW Common Stock are so allotted, issued and delivered by PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) and any such cheque is so delivered and paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of PASW Common Stock delivered to it pursuant to the Exchange Right.

4.7 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

In the event that a Holder has exercised its rights under Article 6 of the Exchangeable Share Provisions to require Corporation to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Corporation pursuant to Section 6.4 of the Exchangeable Share Provisions that Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, provided that PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Corporation pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder of the exercise of the Exchange Right with respect to those Retracted Shares which Corporation is unable to redeem. In any such event, Corporation hereby agrees to immediately notify the Holder of such prohibition against Corporation redeeming all of the Retracted Shares.

4.8 STAMP OR OTHER TRANSFER TAXES

Upon any sale of Exchangeable Shares to PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing PASW Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (a) shall pay (and neither PASW nor Corporation shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (b) shall have established to the satisfaction of PASW and Corporation that such taxes, if any, have been paid. PASW will cause each certificate representing such PASW Common Stock to bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, (2) THE SHARES ARE SOLD IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (3) IN THE OPINION OF COUSEL, REASONABLY SATISFACTORY TO PASW, INC., SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

4.9 RESERVATION OF SHARES OF PASW COMMON STOCK

PASW hereby represents, warrants and covenants that it has reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of PASW Common Stock as are now and may hereafter be required to enable and permit Corporation to meet its obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which PASW may now or hereafter be required to issue shares of PASW Common Stock. PASW covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

4.10 AUTOMATIC EXCHANGE ON LIQUIDATION OF PASW

(a) Each of the following events shall give rise to the automatic exchange of the Exchangeable Shares as provided in this Section 4.10 (each, a "Liquidation Event"):

(i) in the event of any determination by the Board of Directors of PASW to institute voluntary liquidation, dissolution or winding-up proceedings with respect to PASW or to effect any other distribution of assets of PASW among its stockholders for the purpose of winding up its affairs; and

(ii) upon the earlier of (A) receipt by PASW of notice of and (B) PASW otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of PASW or to effect any other distribution of assets of PASW among its stockholders for the purpose of winding up its affairs.

PASW will give the Holders written notice of a Liquidation Event described in subsection 4.10(a)(i) at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for shares of PASW Common Stock provided for in section 4.10(b) below.

(b) In order that the Holders will be able to participate on a pro rata basis with the holders of PASW Common Stock in the distribution of assets of PASW in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of PASW Common Stock. To effect such automatic exchange, PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) and the Holder shall exchange each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Holders for an exercise price per share equal to (a) the Current Market Price of a share of PASW Common Stock on the fifth Business Day prior to the Liquidation Event Effective Date multiplied by the Exchange Ratio at that time, which shall be satisfied by PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) issuing to the Holder the number of shares of PASW Common Stock equal to the Exchange Ratio at that time plus (b) an additional amount equivalent to the full value of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on PASW Common Stock that have not been declared on such Exchangeable Shares in accordance with Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for such declared and unpaid dividends occurs on or after the day of closing of such exchange, the Exchange Consideration shall not include such additional amounts equivalent to such declared and unpaid dividends) less (c) any tax required to be deducted or withheld from the total Exchange Consideration by PASW. In connection with such automatic exchange, PASW will provide to the Holder an Officer’s Certificate setting forth the calculation of the Exchange Consideration for each Exchangeable Share.

(c) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the automatic exchange of Exchangeable Shares for PASW Common Stock shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) all of the Holder’s right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) shall issue to the Holder the shares of PASW Common Stock issuable upon the automatic exchange of Exchangeable Shares for PASW Common Stock and shall deliver to the Holder a cheque for the balance, if any, of the total exercise price for such Exchangeable Shares without interest less any tax required to be deducted or withheld from the total Exchange Consideration by PASW. Concurrently with such holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of PASW Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for PASW Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) pursuant to such automatic exchange shall thereafter be deemed to represent the shares of PASW Common Stock issued to the Holder by PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of PASW Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) may reasonably require, PASW (either directly or indirectly through one or more of its Permitted Subsidiaries) shall deliver or cause to be delivered to the Holder certificates representing the shares of PASW Common Stock of which the Holder is the holder.

ARTICLE 5
RESTRICTIONS ON ISSUE OF SERIES A SPECIAL VOTING PREFERRED STOCK

5.1 ISSUE OF ADDITIONAL SHARES

During the term of this Agreement, PASW will not issue any shares of Series B Special Voting Preferred Stock in addition to the Voting Share.

ARTICLE 6
CONCERNING THE TRUSTEE

6.1 POWERS AND DUTIES OF THE TRUSTEE

The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trustee shall include:

(a) receipt and deposit of the Voting Share from PASW as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

(b) granting proxies and distributing materials to Holders as provided in this Agreement;

(c) voting the Holder Votes in accordance with the provisions of this Agreement;

(d) holding title to the Trust Estate;

(e) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(f) taking action at the direction of a Holder or Holders to enforce the obligations of PASW under this Agreement; and

(g) taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2 NO CONFLICT OF INTEREST

The Trustee represents to Corporation and PASW that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 6.2, any interested party may apply to the Court of Queen’s Bench of Alberta for an order that the Trustee be replaced as trustee hereunder.

6.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

Corporation and PASW irrevocably authorize the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and PASW Common Stock; and

(b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

PASW irrevocably authorizes its registrar and transfer agent to comply with all such requests.

6.4 BOOKS AND RECORDS

The Trustee shall keep available for inspection by PASW and Corporation, at the Trustee’s principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee’s actions under this Agreement, including without limitation all information relating to mailings and instructions to and from the Holders and all transactions pursuant to the Voting Rights for the term of this Agreement.

6.5 INCOME TAX RETURNS AND REPORTS

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be acquired by applicable law. In connection therewith, the Trustee may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, PASW and Corporation shall retain such experts for purposes of providing such advice and assistance.

6.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee herein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 3 hereof, subject to Section 6.15 hereof.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

6.7 ACTIONS BY HOLDERS

No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 6.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

6.8 RELIANCE UPON DECLARATIONS

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 6.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

6.9 EVIDENCE AND AUTHORITY TO TRUSTEE

Corporation or PASW or both shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Corporation or PASW (or both) or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Corporation or PASW (or both) forthwith if and when:

(a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 6.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Corporation or PASW or both written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer’s Certificate of Corporation or PASW or both, or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Corporation or PASW it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(c) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(d) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(e) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10 EXPERTS, ADVISERS AND AGENTS

The Trustee may:

(a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Corporation or by PASW or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, amid may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

6.11 INVESTMENT OF MONEYS HELD BY TRUSTEE

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Corporation. Pending the investment of all moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13 TRUSTEE NOT BOUND TO ACT ON CORPORATION'S REQUEST

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Corporation or PASW or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14 CONFLICTING CLAIMS

If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a) the rights of all adverse claimants with respect to the Voting Rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

(b) all differences with respect to the Voting Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

6.15 ACCEPTANCE OF TRUST

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

ARTICLE 7
COMPENSATION

7.1 FEES AND EXPENSES OF THE TRUSTEE

PASW and Corporation jointly and severally agree to pay to the Trustee from time to time remuneration for its services hereunder and will pay or reimburse the Trustee, upon its request, for all reasonable expenses and disbursements incurred or made by the Trustee in the administration of its services and duties created hereby (including the reasonable fees and disbursements of its counsel and all other advisors and assistants not regularly in its employ). Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such 30 days at a rate per annum equal to the then current rate charged by the Trustee from time to time, payable on demand. All amounts so payable and the interest thereon will be payable out of any assets in the possession of the Trustee in priority to amounts owing to any and all other parties.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1 INDEMNIFICATION OF THE TRUSTEE

PASW and Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of an Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee’s acceptance or administration of the written instructions delivered to the Trustee by PASW or Corporation pursuant hereto. In no case shall PASW or Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless PASW and Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (b), below, PASW and Corporation shall be entitled to participate at their own expense in the defense and, if PASW or Corporation so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (a) the employment of such counsel has been authorized by PASW or Corporation, such authorization not to be unreasonably withheld, or (b) the named parties to any such suit include both the Trustee and PASW or Corporation and the Trustee shall have been advised by counsel acceptable to PASW or Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to PASW or Corporation and that an actual or potential conflict of interest exists (in which case PASW and Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

8.2 LIMITATION OF LIABILITY

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

9.1 RESIGNATION

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to PASW and Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless PASW and Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, PASW and Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Court of Queen’s Bench of Alberta upon application of one or more of the parties hereto.

9.2 REMOVAL

The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days’ prior notice by written instrument executed by the Holders of the majority of the Exchangeable Shares, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee.

9.3 SUCCESSOR TRUSTEE

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to PASW and Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of PASW and Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, PASW, Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4 NOTICE OF SUCCESSOR TRUSTEE

Upon acceptance of appointment by a successor trustee as provided herein, PASW and Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If PASW or Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of PASW and Corporation.

ARTICLE 10
AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

10.1 AMENDMENTS, MODIFICATIONS, ETC.

This Agreement may not be amended or modified except by an agreement in writing executed by Corporation, PASW and the Trustee and approved by the Holders in accordance Section 10.2 of the Exchangeable Share Provisions.

10.2 MINISTERIAL AMENDMENTS

Not withstanding the provisions of section 10.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

(a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of PASW and Corporation and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

(c) making such changes or corrections which, in the advice of counsel to Corporation, PASW and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors of each of Corporation and PASW shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

10.3 MEETING TO CONSIDER AMENDMENTS

Corporation, at the request of PASW, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Corporation, the Exchangeable Share Provisions and all applicable laws.

10.4 CHANGES IN CAPITAL OF PASW AND THE CORPORATION

At all times after the occurrence of any event effected pursuant to section 2.6 or section 2.7 of the Support Agreement, as a result of which either PASW Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forth with be amended and modified as necessary in order that it shall apply with full force and effect, to all new securities into which PASW Common Stock or the Exchangeable Shares or both are to changed and the parties hereto shall execute and deliver a supplemental Agreement giving effect to and evidencing such necessary amendments and modifications.

ARTICLE 11
TERMINATION

11.1 TERM

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a) no outstanding Exchangeable Shares are held by any Holder;

(b) each of Corporation and PASW elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions, and

(c) 21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

11.2 SURVIVAL OF AGREEMENT

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 7 and 8 hereof shall survive any such termination of this Agreement.

ARTICLE 12
GENERAL

12.1 SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

12.2 INUREMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of all subsequent Holders.

12.3 NOTICES TO PARTIES, OTHER THAN HOLDERS

(a) All notices and other communications between the parties, other than the Holders, hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

if to PASW at:

PASW, Inc.

with a copy to:

if to Corporation at:

with a copy to:

if to the Trustee at:

Montreal Trust Company of Canada

710, 530 – 8th Avenue S.W.

Calgary, Alberta T2P 3S8

Facsimile No.: (403) 267-6598

Attention: Manager Corporate Trust

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

(b) Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by Memorandum and Articles of Association of Corporation from time to time in force and respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply, with such changes as the context may require, to notices or documents as aforesaid sent to such Holders.

12.4 RISK OF PAYMENTS BY POST

Whenever payments are to be made or documents are to be sent to any Holder by PASW, the Trustee or Corporation, or by such Holder to the Trustee or to PASW or Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of PASW, in the case of payments made or documents sent by PASW, the Trustee or Corporation, and the Holder, in the case of payments made or documents sent by the Holder.

12.5 COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.6 JURISDICTION

This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

12.7 ATTORNMENT

PASW agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction and hereby appoints , Barristers and Solicitors, at their office in Calgary, Alberta as PASW’s attorney for service of processes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

By:	PASW, INC.
Its:

By:	[#2] ALBERTA LTD.
Its:

MONTREAL TRUST COMPANY OF CANADA
By:
By:

SHAREHOLDERS

___________________________________ ______________________________

___________________________________ ______________________________

___________________________________ ______________________________